Form C

Cover Page

Name of issuer:

Heroin Film LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: PA

Date of organization: 6/9/2018

Physical address of issuer:

264 Odyssey Lane
Morrisdale PA 16858

Website of issuer:

http://www.HeroinFilm.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Revenue Participation Agreement

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

3/12/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$112,314.33	$0.00
Cash & Cash Equivalents:	$112,363.33	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$3,078.33	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($12,781.69)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Heroin Film LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Spencer T Folmar	Film Producer & Director	Hard Faith Films	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Spencer T Folmar	CEO	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Spencer T Folmar	Membership Interests	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Equity Members and the Managers recognize and agree that investment in the film industry is highly speculative and inherently risky. There can be no assurance of the economic success of any motion picture since the revenues derived from the production and distribution of a motion picture depend primarily upon its acceptance by the public, which cannot be predicted. The commercial success of a motion picture also depends upon the quality and acceptance of other competing films released into the marketplace at or near the same time, general economic factors and other tangible and intangible factors, all of which can change and cannot be predicted with certainty.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The entertainment industry in general, and the motion picture industry in particular, are continuing to undergo significant changes, primarily due to technological developments. Although these developments have resulted in the availability of alternative and competing forms of leisure time entertainment, such technological developments have also resulted in the creation of additional revenue sources through licensing of rights to such new media, and potentially could lead to future reductions in costs of producing and distributing motion pictures.

In addition, the theatrical success of a motion picture remains a crucial factor in generating revenues in other media such as videocassettes and television. Due to the rapid growth of technology, shifting consumer tastes, and the popularity and availability of other forms of entertainment, it is impossible to predict the overall effect these factors will have on the potential revenue from and profitability of feature-length motion pictures.

The Company itself is in its organizational stage and is subject to all the risks incident to the creation and development of a new business, including the absence of a history of operations and minimal net worth. In order to prosper, the success of the Picture will depend partly upon the ability of the Manager to produce a film of exceptional quality at a lower cost, which can compete in appeal with higher-budgeted films of the same genre. In order to minimize this risk, the Manager plans to participate as much as possible throughout the process and will aim to mitigate financial risks where possible. Fulfilling this goal depends on the timing of investor financing, the ability to obtain distribution contracts with satisfactory terms, and the continued participation of the current management.

The Company is in need of further funding past its Wefunder raise in order to complete production of the film. Should the Company be unsuccessful in raising those funds, it may have difficulty completing the movie.

The Company faces competition with in the film industry. Our competitors may be better resourced, and may compete with us in recruiting and retaining qualified personnel.

Heroin Film LLC has not yet generated any revenue. Future generation of revenues will be dependent on successfully fundraising for the film and other factors.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 50% will go to payroll for cast & crew.

45% will go to beginning post production

5% will go toward Wefunder intermediary fee

If we raise: **$107,000**

Use of Proceeds: 70% will go to funds for post-production.

25% will go to early marketing of movie for better distribution deal

5% will go toward Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Heroin Film LLC is using a Revenue Participation Agreement.

The allocation of Revenue to investors shall be as follows:

First, one hundred percent (100%) of Adjusted Gross Proceeds shall be paid to Investor and the Additional Investors on a pro rata (based on the ratio that their respective financing contributions bears to the aggregate of the Investor Funds and the Additional Equity Funds) and Filmmaker Funds and pari passu basis until such time, if ever, as Investor has received an amount equal to one hundred ten percent (110%) of the Investor Funds and the Additional Investors have received an amount equal to one hundred ten percent (110%) of the Additional Funds.

Next: 50% shall be paid out to Equity Members on a pro rata basis deter- mined by the amount of each Equity Members' Capital Contribution; Simultaneously, 50% shall be paid out equally to theManagers' Company, Hard Faith, LLC (i.e, 50/50);

As used herein, "Gross Proceeds" shall mean any and all amounts, including nonrefundable advances, received by Producer from the exploitation of the Picture and all elements thereof and all rights therein, in any and all manner and media, now known or hereafter devised, worldwide, in perpetuity. Notwithstanding anything to the contrary contained in this Agreement: (a) if a distributor(s) of the Picture pays for the costs of deliverables, such amounts shall not be included in Gross Proceeds; (b) any amounts used to fund production costs of the Picture shall not be included in Gross Proceeds; (c) any advance received from a record company in connection with a soundtrack album for the Picture shall be included in Gross Proceeds only to the extent that such advance is not used to pay music or other production costs; and (d) tax credits or other tax incentives received in connection with the production of the Picture shall be included in Gross Proceeds only to the extent not used to repay Investors providing financing secured by such tax credits or incentives or used to directly fund production costs of the Picture. "Adjusted Gross Proceeds" shall mean Gross Proceeds remaining after deduction of the following: (i) third party sales agent and producer representative fees and expenses; (ii) actual, third party, out of pocket amounts incurred by or on behalf of Producer in connection with the sale, marketing, licensing, delivery, distribution and/or exploitation of the Picture; (iii) ongoing third party accounting costs and expenses actually incurred by or on behalf of Producer in connection with the processing of payments to profit participants (including, without limitation, collection agent fees and expenses), and audit costs; (iv) actual, third party, out of pocket expenses incurred by or on behalf of Producer in connection with the ongoing ownership of the Picture (e.g., costs incurred in connection with the preservation and storage of negatives and master prints and digital storage of the Picture and any expenses incurred in connection with the copyrighting of the Picture); (v) actual, third party, out of pocket expenses incurred in connection with the existence and management of Producer (e.g., taxes, accounting fees, filing fees, etc.); (vi) any residual and/or pension, health and welfare payments paid to unions, guilds, or their members in accordance with the agreements between Producer and the applicable guild with respect to the Picture (to the extent not assumed by the distributor(s) of the Picture); (vii) any amounts required to be withheld by law; (viii) payments pursuant to music licensing "step" deals which require additional payments based on the performance of the Picture; (ix) any actual, third party, out of pocket costs incurred by or on behalf of Producer or its affiliates in connection with enforcement of Producer'srights in the Picture, including, without limitation, actual, direct, out-of-pocket accounting, legal and auditor fees and expenses; (x) any amounts used to repay loans received in connection with the production of the Picture; (xi) any deferred compensation and bonuses (e.g., box office bonuses, award bonuses,) payable to parties rendering services in connection with the Picture (to the extent not assumed by the distributor(s) of the Picture); (xii) any amounts paid to the completion guarantor of the Picture (if any) in repayment of sums advanced by such completion guarantor; and (xiii) any reasonable reserve amounts, as determined by Producer in its good faith business judgment, required to cover anticipated future costs or liabilities, provided that such reserve amounts shall be liquidated every twelve (12) months. It is understood that Producer makes no representations or warranties as to the amount of Gross Proceeds, if any, that Producer will receive from the exploitation of the Picture.

Although it cannot be guaranteed, the expected amount not to be included in Gross Proceeds is about $350k, this is the amount that would go towards salaries, fees and the outlined in the contract.

The Managers shall maintain controlling interest in the Company and make all decisions regarding the Company and the Picture, except Equity Members shall have the right to vote on those minimum items as required by the Act.

Investors will not receive voting rights.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

This Agreement, together with its exhibits, cannot be amended, modified or changed in any way whatsoever except by written instrument duly executed by the party being charged.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
	This is an LLC with no issued units.		

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

The revenue participation rights give the Purchasers in this offering and any additional purchasers of those rights in the future a right to share in 110% of his/her Capital Contribution on a pro rata basis, and then 50% of revenues generated by the feature film on a pro rata basis deter- mined by the amount of each Equity Members' Capital Contribution.

Accordingly, your interest in such revenue share may be diluted or increase as the budget of the movie changes.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

As a holder of Revenue Participation Rights you will have no voting rights, and limited ability, if at all, to influence our policies or any other corporate matter, including the election of directors, changes to the Company's governance documents, additional issuances of securities, company repurchases of securities, a sale of the Company or of assets of the Company, or transactions with related parties.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, any value given the notes by the Company will be determined by the board of directors in accordance with U.S. generally accepted accounting principles. If the notes are traded on a market and their price is readily available, they will be valued based on their trading prices. Otherwise, they will be valued at fair market value as determined in good faith in accordance with generally accepted standards on a quarterly basis. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the loan. Valuation determinations will be reviewed no less than annually by the Company's board of directors.

In the future, we will perform valuations of our equity that take into account factors such as the following:

- unrelated third party valuations of our equity;
- the price at which we sell other securities, such as convertible debt or equity, in light of the rights, preferences and privileges of our those securities relative to those of our equity;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our equity;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Heroin Film LLC
Issue date	02/01/18
Amount	$180,000.00
Outstanding principal plus interest	$180,000.00 as of 09/06/18
Interest rate	0.0% per annum
Current with payments	Yes

This is a revenue participation agreement from the members of the LLC. After expenses, each Member shall recoup 110% of his/her Capital Contribution on a pro rata basis. Next, 50% of revenues shall be paid out to Equity Members on a pro rata basis determined by the amount of each Equity Members' Capital Contribution.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Heroin Film LLC
Amount Invested	$180,000.00
Transaction type	Loan
Issue date	02/01/18
Outstanding principal plus interest	$180,000.00 as of 09/06/18
Interest rate	0.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	Members of LLC

This is a revenue participation agreement from the members of the LLC. After expenses, each Member shall recoup 110% of his/her Capital Contribution on a pro rata basis. Next, 50% of revenues shall be paid out to Equity Members on a pro rata basis determined by the amount of each Equity Members' Capital Contribution.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

"Shooting Heroin" tells a story about the ravages of the opioid epidemic in small-town America. A ragtag team of locals comes together to form the first volunteer drug task force to confront the epidemic head-on, doing whatever they deem necessary to protect their community – even if that means breaking the law. This will be the fourth feature film from Director Spencer Folmar, inspired by the devastation he's witnessed in his hometown in Central Pennsylvania.

On average, Americans only have one degree of separation from someone affected by opioids. This film will touch people regardless of their background, so we believe it will be widely released. It's our sincere hope and wish that "Shooting Heroin" will have a big, positive impact on our audience, and inspire people to reach out to those suffering from addiction in their lives.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Heroin Film LLC was incorporated in the State of Pennsylvania in June 2018.

Since then, we have:

- One of the first films on the opioid epidemic.
- Director's previous film released in 22 countries; on track to pay back investors within 1 year of release.
- Fourth feature film from Director Spencer Folmar.
- Team has produced 20+ films.
- First look distribution deals with three distributors in Hollywood.
- On average, 115 Americans die every day from an opioid overdose (CDC, 2017).
- About 80% of people who use heroin first misused prescription opioids. (NIH, 2018)

Historical Results of Operations

Our company was organized in June 2018 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended August 20, 2018, the Company had revenues of $0.
- *Assets.* As of August 20, 2018, the Company had total assets of $112,314.33, including $112,363.33 in cash.
- *Net Loss.* The Company has had net losses of $12,781.69 for 2018.
- *Liabilities.* The Company's liabilties totaled $3,078.33 for 2018.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $180,000 in debt.

After the conclusion of this Offering, should we hit our minimum funding target, we will continue fundraising until we hit the amount needed to fund the film (about $2,000,000). We've already raised $180K through private investments, are seeking $107K from crowdfunding, and plan to raise the remaining ~$700K through additional private investors and pre-sales with distribution both internationally and domestically. The rest of the funding will be raised before filming and during production and post-production in anticipation of the release of the film.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 3 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

A rough breakdown of our expenses includes:

PRODUCTION

CASTING $610,000; PRODUCERS $45,000; TRAVEL $60,000; ART DESIGN $97,000; PRODUCTION CREW $120,000

POST PRODUCTION

EDITING $145,000; FX / COLOR $118,000; SFX / MASTERING $125,000; KEY ART $55,000; PRINT & ADS $625,000

Total: $2,000,000

Runway & Short/Mid Term Expenses

Heroin Film LLC cash in hand is $125,000, as of August 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $1,000/month, for an average burn rate of $1,000 per month. Our intent is to be profitable in 24 months.

We have no material changes or trends in finances since the end of 2017. We are continually seeking private investors outside of our WeFunder campaign. If we aren't able to raise the full amount needed, we'll bootstrap the project and the movie as best we can from the funds available. We will alter our budget to make a movie from the funds available.

Most of all our expenses comes up front when we go into production on making the movie. Then there is post production and then sales begins with distributors. Often revenues do not come into our accounts until after 1st quarter accounting after the movie has released.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Spencer T Folmar, certify that:

(1) the financial statements of Heroin Film LLC included in this Form are true and complete in all material respects ; and

(2) the tax return information of Heroin Film LLC included in this Form reflects accurately the information reported on the tax return for Heroin Film LLC filed for the fiscal year ended 2017.

Spencer T Folmar
Film Producer & Director

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
  A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.HeroinFilm.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Heroin Film LLC Revenue Participation

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Spencer T Folmar

Appendix E: Supporting Documents

Heroin_LLC_Operating_Final.pdf


FIGHT FOR THE HEART OF AMERICA
WWW.HEROINFILM.COM

INVEST IN SHOOTING HEROIN MOVIE

maximum target met

$0
raised of $0 maximum target from 0 investors

The fight for America's heart: a film on the opioid epidemic

"Shooting Heroin" tells a story about the ravages of the opioid epidemic in small-town America. A ragtag team of locals comes together to form the first volunteer drug task force to confront the epidemic head-on, doing whatever they deem necessary to protect their community – even if that means breaking the law. This will be the fourth feature film from Director Spencer Folmar, inspired by the devastation he's witnessed in his hometown in Central Pennsylvania.



Spencer T Folmar
Director, Writer, and Producer
10+ years in directing and producing. Three films released. Founder of Hard Faith Films.

Watch the trailer for "Shooting Heroin."


SHOOTING HEROIN

Why you may want to invest

1. One of the first films on the opioid epidemic.
2. Director's previous film released in 22 countries; on track to pay back investors within 1 year of release.
3. Fourth feature film from Director Spencer Folmar.
4. Team has produced 20+ films.
5. First look distribution deals with three distributors in Hollywood.
6. On average, 115 Americans die every day from an opioid overdose (CDC, 2017).
7. About 80% of people who use heroin first misused prescription opioids. (NIH, 2018)

$ 100 min

REMIND ME (1)

What you are investing in

Custom Contract

Revenues are paid to investors pro-rata until 110% of principal investment is returned. Thereafter investors earn 50% of net profits. This is a custom contract, see document for details.

Earning a return
Learn more about custom

Investor perks

$500+
"SUPPORTERS THANKS" CREDIT IN MOVIE

$1,000+
"CO-EXECUTIVE PRODUCER" CREDIT IN MOVIE

$10,000+
"EXECUTIVE PRODUCER" CREDIT IN MOVIE

see less

let my fans invest | community | festivals | film | entertainment

8 The Midwest saw opioid overdoses increase 70% from July 2016 to September 2017 (NIH, 2018).

Our Ambition

On average, Americans only have one degree of separation from someone affected by opioids. This film will touch people regardless of their background, so we believe it will be widely released. It's our sincere hope and wish that "Shooting Heroin" will have a big, positive impact on our audience, and inspire people to reach out to those suffering from addiction in their lives.

ShootingHeroin_ProducerBrochure.pdf

heroinfilm.com

Why I Like Shooting Heroin Movie

Spencer Folmar's upcoming film "Shooting Heroin" could not be more timely. I personally was not aware of the severity of the opioid epidemic. I started looking into it when Spencer announced the launch of his latest movie and was shocked. This film will address a crisis that is felt deeply by an enormous audience. I am excited to see it's reception and hear the stories about the lives that it touches. And I know no one who will pour more passion into the crafting of this film and the success of it's distribution.



Gret Glyer
CEO OF DONORSEE

THE BUZZ ABOUT SHOOTING HEROIN MOVIE

Spencer Folmar's well-timed, forthcoming film called "Shooting Heroin" addresses a community overrun by wide-spread opioid abuse. Opioid addiction is a full-on public health crisis that is destroying communities across the country. As part of his research, Spencer developed a deep and personal attachment to this issue during his interviews of those most affected: parents, children, relatives, neighbors, and addicts themselves. He is a gifted and passionate storyteller and I am excited to see and hear these stories come to life on the screen. Through his vision, this film will clearly demonstrate that addiction is not solely a law enforcement issue, but a problem that sometimes can only be resolved by the communities themselves.



Anthony Bambocci
CEO of Stone Man Productions

Spencer T Folmar has a clear mission when making his movies, including "Shooting Heroin." They must be real, show redemption, and not be sugar-coated.



Alex Murashko
Writer for Together LA

Folmar puts his movie in what he calls the "hard faith genre," a term he coined. I like it. Faith is hard. Sometimes faith is messy. And the beauty of our redemption story is that God meets us in our brokenness and in our frailty and in our sweariness. It's his humanity. If we, as humans, can't meet our fellow humans in our shared mess, what are we doing?



Elisha Maldonado
Writer for The New York Post

Hard Faith Updates: BIG Week! | hardfaith

A lot of great updates this week as we continue to push towards principle photography of our upcoming film, "Shooting Heroin".We are currently hard at wor
September 6, 2018 @ hardfaith.com

'Shooting Heroin' Vigilante Movie in Preproduction (Exclusive)

A filmmaker who recently made a name for himself with a faith-based movie featuring an abnormal amount of profanities will next tackle America's opioid crisis in a feature film called Shooting Heroin.
August 30, 2018 @ hollywoodreporter.com

Hollywood movie holding open casting call for all ages at the Rowland Theatre

PHILIPSBURG - "Shooting Heroin" is opening its audition process to find local talent to have speaking roles in its upcoming production. This movie is a large ensemble cast that requires many actors and actresses to make this story come to life. Hard
August 8, 2018 @ theprogressnews.com

Local Movie Auditions

Help Clearfield County native Spencer Folmar complete his next movie project!
August 8, 2018 @ wearecentralpa.com

'Shooting Heroin' On Mission To Be Real, Show Redemption, Avoid Sugar-Coating

Spencer T Folmar has a clear mission when making his movies, including "Shooting Heroin," the one he begins filming on this week - they must be real, show redemption, and not be sugar-coated. BY ALEX MURASHKO This article is the conclusion of a two-
July 31, 2018 @ togetherla.net

Spencer T. Folmar: Tackling The Growing Opiod Epidemic

The opioid epidemic in America is reaching horrific levels. The number of deaths exceeds any war in the past two generations. The latest estimates are that over 175 Americans die every day from overdoses. That means that there are over 60,000
July 27, 2018 @ scenesmedia.com

My Next Feature Film - Spencer T Folmar - Medium

I was in the middle of making another movie when the story of "Shooting Heroin" broke into my life's trajectory. I was visiting my hometown in Central Pennsylvania for Christmas last year when I was confronted by the devastation of the Opioid Epidemic
June 16, 2018 @ medium.com

'Hard faith' film hits home with Christians swearing

I'm a Christian, I swear. No, I mean I swear. Probably a little too much. This is less a point of pride than just the reality that at some point every day four-letter words tumble from my mouth. But I am a Christian. I swear.
October 12, 2017 @ nypost.com

Why We Need 'Hard-Faith' Movies

Today, most "faith-based" films are so censored that they portray a world that many would find unrecognizable. This makes it difficult, or even impossible, to invite a non-Christian friend to see the latest "faith-based" film - in many cases, it's even more
December 31, 1970 @ christianpost.com

Opioid Addiction is Ravaging America's Small Towns

There are now more deaths every year related to opioid overdoses than car accidents. There have been more opioid-related deaths than all war-related casualties since World War II. Our nation is in crisis.

"Shooting Heroin" Will Tell the Story of Everyday Americans Fighting for Their Town


HARD FAITH
SHOOTING HEROIN
A FEATURE FILM

The movie opens up on Paul, a resident of a rural town fed up with the daily scourge of heroin overdoses and crimes ravaging his community. He takes a shotgun and exacts his own form of justice on a local dealer.

The murder incites an awakening of a desire for citizen-led push back against the town's dealers. Three people affected by the town's heroin epidemic come together to decide to fight against it. Hazel, a mother who lost two sons to the drug in just 24 hours. Adam, a former addict and father whose brother recently OD'd after a long fight with heroin. And Edward, a local prison guard with his own grudges to hold against the heroin scourge.

The trio convinces Officer Bob, to make them honorary deputies – a citizen task force to fight off heroin access in the town. However, the power quickly goes to their heads. They begin threatening those entering town. Adam goes down his own dark revenge journey. The whole community becomes fueled by a need and lust for revenge as the situation gets entirely out of hand.

Our Team Has Directed or Produced 20+ Films

Spencer Folmar (Director, Writer, and Producer) spurred a national debate surrounding the interplay of faith and film with his previous film, "Generational Sins." "Shooting Heroin" will be the fourth feature film he has directed, written, and produced.

Mark Joseph (Co-Producer / Marketer) is currently producing the feature films Reagan, Tolkien Y Lewis, Max Rose, and Silence Patton. He previously produced Doonby and The Vessel, and worked in the development or marketing of 40 films including The Chronicles of Narnia and Holes.


GENERATIONAL SINS


INSPIRED BY TRUE EVENTS
WARNING SHOT


GUILT & SENTENCE
THE TRUTH WILL FIND YOU...


JERRY LEWIS IS
MAX ROSE
THE LEGEND IS BACK


MARTIN SHEEN
THE VESSEL
JULIO QUINTANA
IN THEATRES THIS FALL


doonby
A STORY WORTH TELLING, A LIFE WORTH LIVING

Making Our Script a Reality

Spencer wrote the script's first edition in one sleepless night. Since then, we've worked tirelessly to bring this story to life. Our comprehensive budget is $2 million. We've already raised $180K through private investments, are seeking $107K from crowdfunding, and plan to raise the remaining ~$700K through additional private investors and pre-sales with distribution both internationally and domestically. The rest of the funding will be raised before filming and during production and post-production in anticipation of the release of the film.

Breakdown of Revenues

110%	50/50
All revenue paid to investors until 110% recoupment.	Remaining profit split between investors and production company

Almost Everyone Knows Someone Affected by Opioids

On average, Americans only have one degree of separation from someone affected by the opioid epidemic. Even those lucky enough to not be directly affected by opioids know the gravity of the situation from the headlines. Because this film is so topical and so urgent, we believe a wide variety of Americans will be drawn to our film. It's our sincere hope and wish that "Shooting Heroin" will inspire viewers to reach out to those suffering from addiction in their lives.

Let's End the Opioid Epidemic

Dear Investors,

I was in the middle of making another movie when the story of "Shooting Heroin" broke into my life's trajectory. I was visiting my hometown in Central Pennsylvania for Christmas last year when I was confronted by the devastation of the Opioid Epidemic that has struck in America. Where I was raised is not unique from many small towns and the heart of this country where illicit and deadly drug use is on the rise.

Here are some shocking facts that have opened my eyes to this crisis:

- On average, 115 Americans die every day from an opioid overdose (CDC, 2017).

- Opioids are now responsible for 1 in 5 deaths among young adults (Time Magazine, 2016).

- President Donald Trump makes the opioid epidemic a national emergency (White House, 2017).

While visiting home for the holidays I heard countless heartbreaking stories of families and lives devastated by this epidemic. This film is about a small town community that comes together to confront
their feelings of frustration, rage, and loss over the effects of this phenomenon in our country. This is a movie of hope in the idea of taking responsibility for our own towns, families, and ourselves.

I haven't lived in Pennsylvania for many years, but it is still home. I cannot stand by and watch so many friends and members of my community be taken over by this epidemic. This movie is a call to all of America to reach out to those suffering or under the weight of addiction in our own lives. It is a call to action but with a commitment to all individual's well being no matter what the cost. This story is based on real events with a fictional ending that very well could become a reality if nothing continues to be done to stop the spread of opioids. This epidemic doesn't discriminate and none of us have to look far to see the carnage in our midst.

Drug addiction and opioids are ravaging America. Hundreds of thousands of Americans have lost their lives to drug abuse, and it will only get worse unless action is taken. This cautionary tale is a call to action for us all to unite to save the heart of America.

Sincerely,

Spencer Folmar

Writer and Director; Hard Faith Films

Founder



Spencer T Folmar

Director, Writer, and Producer

10+ years in directing and producing. Three films released. Founder of Hard Faith Films.

AND THE REST OF THE TEAM



Mark Joseph

Co-Producer / Marketer

Worked in development and/or marketing of 40 films including Doonby. Author, columnist, producer.



Brandon Riley

Line Producer

Former Assistant Director. Producer of features and TV projects. Vast knowledge of set operations.



John Honore

Director of Photography

Cinematographer for 110+ films and shorts over 13+ year career. MFA, Cinematography from Chapman.



Mike Newport

Composer

Film, TV and trailer music composer. Has scored productions from blockbusters to quirky indie films.



Jennifer Ricchiazzi

Casting Director

Interned at the Mark Taper Forum and FOX Television. Has worked on critically acclaimed movies.



Chris Cibelli

Editor

Edits feature films, television, music videos & documentaries. Owner- Lightstruck Entertainment Inc.



William Grigsby

Production Supervisor

Has directed/managed professional, technical, support staff. Operated budgets of $4 million.

Interview

WF: What is Shooting Heroin?

FOLMAR: Shooting Heroin is one of the first narrative feature films to tackle the current opioid epidemic in America.

WF: What's your background?

FOLMAR: I've been producing and directing feature films for more than 10 years now. I created my first feature film in 2008. Shooting Heroin will be the fourth feature film that I've directed, written and produced.

I've also produced additional films, including a movie that's coming out on Sept. 14, called Warning Shot, which stars David Spade, Bruce Dern, James Earle Jones, Guillermo Diaz, and Tammy Blanchard. I have my own directing company. In 2011, I created our mother company, called Hard Faith Films. We make films that wrestle with real-life questions often in a PG-13 or R rating, dealing with pressing topics like this opioid epidemic. Our last film, Generational Sins, tackled suicide and alcoholism. My second film was a loose homage to Crime and Punishment by Fyodor Dostoevsky.

WF: Where did the idea for Shooting Heroin come from?

FOLMAR: This movie was inspired by the place where I grew up, which is central Pennsylvania, often referred to as the Rust Belt of America. I spent all my elementary and high school years here. I've lived away from this area for about 10 years now, but every time I return home I see the devastation and wreckage of this epidemic that didn't exist when I lived there. This past Christmas when I visited, I saw just how awful and heartbreaking this situation has become in my hometown and across the nation. It inspired us to actually change course from making another movie to making this film because it's such a pressing topic.

The opioid epidemic is devastating the heartland of America. It started in cities, or at least it was known to be in cities, and now it's devouring small towns. There are more deaths in one year related to opioid overdoses than car accidents. In fact, there have been more opioid-related deaths than all war-related casualties since World War II. This movie is addressing a lot of the pent-up rage and frustration that people have over this issue. Lives have just been completely shattered because of losses related to these drugs, especially in small towns where there's not a lot of finances or government aid to go around. This issue is sort of prowling in the shadows and just devouring so many people, and it doesn't discriminate. There are people from all walks of life, all income levels, that have been victim to this addiction and this epidemic.

So the movie starts there -- with the current situation as it is today in America. It's a group of townsfolk who come together to form a volunteer drug task force and work with the one town cop to fight back against the spread of drugs by whatever means necessary and save their town.

It's not a cure film nor proposing one resolve, it's just dealing with the situation as it is. But I believe at the heart of this epidemic is a lot of despair and hopelessness. I've studied with some of the experts in the field and learned firsthand about the economic and criminal justice situations, how the stars have just aligned for it to be so horrific. I think with any big societal issue like this, there are a lot of simple solutions that may be proposed and enacted to try to address the issue. But even people who see this issue as quite black and white -- people who deal drugs or do drugs should face consequences -- even the people who would stand by a statement like that can see that, today, America's jails are full and overflowing. We can't arrest away this issue as much as people might want to.

WF: When did you start working on the film?

FOLMAR: I actually wrote the first draft of this screenplay in one night. I started at 7:00 PM and I didn't leave my writing space until 5:00 AM. It was a very rough draft, but it had the bones and the structure that still exist. The film came together quickly, especially since we transitioned from making another movie that was supposed to take place in Nevada. I feel like the story has been percolating for about a year and a half now and then it all came together at the beginning of this year when I started getting words on the page.

WF: What do you need to make a film?

FOLMAR: Making a movie is an incredibly complex, miraculous thing. I attended NYU for my MFA in film. I attended many other film schools, whether certificate programs or month-long courses, around the country and around the world. Any time anyone has made an actual feature film, there is a whole level of respect and honor given to those individuals, because so many people talk about making movies but never actually make movies. And just to make a feature film, even if it's barely long enough to be considered a feature film or it's absolutely awful, just that feat alone, it's miraculous.

The process starts with development, which is whenever you create the screenplay, the story, you start putting together what the genre will be like, what your target audience is, who this film is for and why it needs to be made now. Development can last years. In fact, it can be nicknamed often for many movies as development hell. For every one movie that is made, even in the studio system in Hollywood, there are 100 films that aren't made because most people never get out of development hell.

Whenever you have a script that has gone through multiple revisions -- I think Shooting Heroin is now in version 4.6 -- whenever you get to a script that is locked, or close enough to being locked that the bones, and the structure, and the characters are in place, then you send it out to a line producer who will budget and look at a shooting schedule to figure out how long it might take to film all the different scenes and all the different locations. The budget is based on those logistical questions plus the genre, if there's stunts or other complications, if there are a lot of extra scenes. You can make it precise down to hair supplies and makeup. When you actually start making the movie, you want to have a guideline so that you don't overextend your budget.

In development, you also put together the legal entities required. You set up an LLC for each movie, often based on tax incentives or based on what state you're making the movie in, so that you can take advantage of any film benefits of filming in that state. For example, in Pennsylvania, you can potentially get 20 cents back on the dollar potentially if you fulfill other requirements. Many states, like Georgia and New Mexico, have even better tax incentives. So you create your LLC, and you create an investor contract and an investor brochure and a PTM so that you can sell off equity ownership of your movie.

WF: What stage are you in now?

FOLMAR: We are selling shares now to bring this movie to life. We have not finished casting. We have a casting director and we make five to seven offers a week to actors. We shoot for the stars, and for a low-budget independent film, you hope you hit somewhere nearby. We have great leads and we know these actors -- they're not blind offers. These actors are interested in the cause, they're available during the weeks that we're filming, and they'll work within the budget range that we are proposing. And then they read the script, you give them a week or two weeks, and then you hear back if you can move on to the next stage of negotiations.

WF: Do you have a target premiere date?

FOLMAR: The only way I've ever made a movie is by putting a date on the calendar, as arbitrary as it may seem at first. You have to keep sprinting towards that. With my last movie, I distinctly remember my executive producer on that film -- it was about three months before we went into principal photography and there were a lot of moving pieces and some things weren't coming together as smoothly as we hoped. My executive producer was looking at breaking contracts, and changing locations, and pushing back the film three or six months so we would have more time for pre-production. That would have been fine, but with our budget, and with all the commitments that we had already made, it wasn't feasible and it wasn't practical. So I said, "Thurman, this movie will be the best movie that we have ever made, but it is not the best movie that we will ever make. To get to that next film, you have to make this one."

So here's the timeline for Shooting Heroin. We begin principal photography on October 14. We have locations, insurance, SAG deposits, PGA, everything in place, and we continue to seek additional funding to make the movie the best it can be. And when that date comes, we will have all the money in place to make the film on set. We're just about to enter into the official stage of pre-production, whenever you start getting department heads on location and doing location scouting and technical scouting. Then comes principal photography, when we actually are on set filming the actors at the locations and shooting the script. And then you go into post-production, which is an additional area of needed funds to make the movie the very best it can be because people in Hollywood at post-production facilities make movies look and sound how movies are supposed to look and sound.

My hope for the release date would be July 2019. Post-production typically lasts three to six months. I've budgeted and planned for three months in post-production on Shooting Heroin in one of the major studios in late winter and early spring.

WF: What's your budget?

FOLMAR: As much as I believe this movie can bring hope to this very desperate situation, our first priority is to our investors and making them whole and getting everyone's money back with additional funds. Our highest budget projection is $1 million. That would include a much more robust post production and cast budget. Our lowest projection -- a level at which we can make the film and still make a great movie, but without any fluff or padding whatsoever, very lean -- we're looking at $400,000 to $500,000. For this film, as much as possible, I've done the groundwork here in Pennsylvania where we're filming to save money any way we can. Soft money, sweat equity, to do as much as possible so that the money that we spend is spent well, to make the film as excellent as it can be and as sell-able as it can be, and to be in a position where we can repay our investors sooner.

WF: How will you get this movie to audiences?

FOLMAR: With distribution, there's a lot of different ways that you can go about that. For our previous film, we sought distribution beforehand. For this movie, we've already reached out to distributors, we have a couple of distribution agreements and deals that we can use almost as a backup so we know we can have proper theatrical distribution for this film, which is a great advantage. Distribution is one of the most difficult things to secure in the film industry. And then, too, working with good distributors that pay on time, that they have clean receipts, transparency, and that you don't have to audit them to get the money that you're owed. The more distributors, the wider your reach.

I have several distributors I've worked with in the past. We're making new relationships with new distributors as well and had a distribution call last week. I can't talk about the name of who it is, but they're very eager about our topic and about our film and the storyline. This opioid epidemic is really opening up people's eyes. There'll be a point in cinematic history in the next decade where audiences will be tired because there'll be so many movies made about the opioid epidemic, but today there are almost no movies that tackle this issue directly like Shooting Heroin does. We'll be one of the first movies to market.

Even studios are starting to pick up on this trend. 20th Century Fox announced last week or the week before on variety that they're adapting one of the books about the epidemic into a movie, which will likely not be out until 2020. We'll be to market a whole year earlier.

WF: What makes a film compelling to distributors?

FOLMAR: Today, because there's such an overstimulation of content -- you have Netflix, Amazon, all the cable providers and even cell phone providers and tech companies creating their own content -- that more than ever you have to first and foremost have a really great, compelling, unique story. An entertaining, compelling story that captures your audience and doesn't let them go for the entire duration of the film. There's never one moment in the movie where they're checking their watch or their phone. That's a really tall order, and that requires a great script. Thankfully, we have that in this movie. Part of that too is looking at the genre. There are hundreds of distributors in the United States. Some distributors are genre-based. The easiest genres to sell are action and horror, because they translate well internationally. You don't need to have really thought-provoking dialogue to see violence displayed on the screen and know those emotional reactions. One of the hardest genres to sell is drama. This movie, Shooting Heroin, is an action, almost revenge, thriller. So that plays well.

Historically, star power has been important, but it’s less important today than ever before because there are so many big-name Hollywood actors who come in and out of fame. It’s kind of a rollercoaster as far as who’s valuable and who isn’t. But something that I think a lot of independent filmmakers don't know, and also a lot of actors don't realize, is that every actor has almost a price tag and a range on their head as far as how much they're worth internationally. So you might have the hottest new actor who was on this new show on Netflix, but no one knows about them whenever you ask the person at the diner in middle America or in other countries. They might be a great actor, they might be a perfect fit, but they're probably not going to move the meter on your recoupment and how much money your film can make. I’d say 10 years ago or 20 years ago, star power was almost kind. You could make an awful film with a great actor and it would sell, and still that can be true today. There are some kingpins that can really make or break a movie, like Dwayne Johnson, but it's much rarer today.

WF: Who’s your target audience?

FOLMAR: The opioid epidemic is apolitical, because addiction doesn't discriminate. It touches on both sides of the aisle. When Obama was our president, he tackled this head-on and he did as much as he could to address this, and when Trump came to power, the situation had evolved, so he tackled it in his own way to his own base. This really does affect everyone. We're trying to stay apolitical because I don't believe politics is ultimately what's going to solve this issue. Unfortunately, it's been reported that there's one degree of separation from almost anyone in America to knowing someone that's been devastated by this epidemic. This film will touch people from all different backgrounds. Our marketing plans is going to evolve as the film develops, we'll become more precise and more zoned in on who our exact target audiences are, but honestly I think this film can touch on almost all the four quadrants, all the traditional target audiences for films. I think it will be a widely released movie.

WF: How will you market the film?

FOLMAR: It's a really interesting progression that I'm really fascinated by because every movie that you have ever seen, you've seen it because of marketing. The trailer might have almost nothing to do with the film, and it's cut in a certain way to attract you to see the film. If you've seen it, the marketers have done their job right. It may have been more organic or more word-of-mouth, but still, someone said the right words to get you into the theater. Then they see the movie and either they're pleased, because why they went to see the movie was confirmed, or they're frustrated because they feel like they've been duped by inaccurate marketing. Marketing is a very powerful tool, and it has to be almost respected within regards to your audience that you're trying to attract.

We started marketing early. We don't have the funds to do a marketing campaign worth tens of millions and put ads on all the bus stops and billboards like the major studios. We announced this movie about a month ago in the Hollywood Reporter. It was an exclusive announcement, just to let the film industry know that we're making this film, that we're on the map and we're in pre-production. Today it's continuing from that initial announcement with social media, community events, connecting with nonprofit organizations that are already doing work in this sphere. The Facebook page is Heroin Movie, and Twitter and Instagram is Heroin Film. And then the website is heroinfilm.com. You can see some of our press locally and nationally on this as well.

WF: What's the tone of the film? ^

FOLMAR: The situation is incredibly bleak, but the way humans cope with such a bleak darkness is that they often numb themselves with whatever is available, right? Or they seek entertainment, or they go out. There's actually a surprising amount of levity in the movie because some of the characters have become pretty numb to this situation and they speak about it in a very matter-of-fact way, and there's a lot of irony in what the people are trying to do. They're trying to do the right thing, but they're actually often making the situation worse, which might be apparent to an audience member but to your characters in this world it's also understandable and empathetic. There's a lot of situation comedy and a lot of witty dialogue. The key is the audience members can actually remain attentive, stay there, stay in the story, they can stay in this world. That's priority one: Keeping your audience in the world for the entire 90 minutes or 120 minutes that the film is running. Sometimes you need levity. You can't just see person after person dying. You need comedic relief, you need a breath. You need all of the emotional range so when you leave the theater you feel an impact for weeks afterwards.

WF: What did you learn from your last project, Generational Sins? ^

FOLMAR: My last movie, Generational Sins, came out in major cities across the United States in October 2017 and is now in more than 22 countries. We believe that all of our investors will be in the green within a year of the film's release. For comparison, less than 10% of film investors ever make their budget back, so we're very pleased that we're on a good trajectory and that our investors will not only be made whole and get their money back, they will start making lifelong profits as we continue to enter into new countries. We're going into China next month and we just cut a big deal in South Africa for that film.

However, Generational Sins was catering to a very targeted, specific audience, and it was also establishing almost a new genre, around adult issues of spirituality and faith. Typically faith-based movies are synonymous with family-friendly entertainment. We wanted to attack issues of the heart that are most pressing with suicidality and alcoholism in that movie. So it was a very targeted, specific audience. But again, the opioid epidemic is affecting everyone in the U.S., so we're releasing this movie to everyone. I feel more confident about this film with each new conversation that I have with investors, producers, and people in the industry. This is an important movie. It's not special interest – it's almost required. And I feel like I'm called to make this movie now because it's so pressing. I have full confidence it will resonate with all audiences and have a big impact, a positive impact.

WF: How are investments structured? ^

FOLMAR: Ownership will be based on the percentage of the budget each investor contributes. Once debts are paid off and everyone's made whole, then every dollar the film makes will be split up among our investors, depending on how much they own. They will get reimbursed for life. When we go international with this movie, whenever we cut new deals in China and the United Kingdom and South America, each of those deals will be shared based on percentage of ownership. And we can keep selling the film for decades.

The same goes for Netflix, Amazon, and other nontraditional outlets. Those are additional channels where you can cut licensing deals and you can continue to repackage and rebrand the film that you made a decade ago and get new distribution deals all over the globe. Those channels have resulted in significant increases in long-term revenue. I believe it will become more significant as different companies continue to invest in Hollywood. Apple, for instance, is joining the playing field. No one can predict just how much they'll put into this, but they've already put in a massive amount of money and they have obviously a huge stockpile of cash. Amazon is licensing almost all movies. Any movie that you have ever heard of, you can likely find it today on Amazon. Netflix is investing more money into original content than any of the major studios, including Disney, Warner Brothers, and Paramount. It's definitely changing the shape of Hollywood.

WF: Why did you choose to raise money on Wefunder?

FOLMAR: I'm excited to raise on Wefunder because we have a lot of people who are very passionate about this issue and very passionate about supporting this film and Hard Faith. They might not have the liquidity or the resources to buy a whole unit in the movie, which is multiple thousands of dollars, but with Wefunder, what's amazing is that we can connect with our core audience and have them actually enjoy the profits that this film makes by making an investment as small as $1,000. They can become part of the team of Shooting Heroin, and then see a movie they've invested in come out in a theater nearby.

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